                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 HOLOGIC, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1)  Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     2)  Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     4)  Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     -------------------------------------------------------------------------


     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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

                                 HOLOGIC, INC.

                                 ------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MARCH 6, 2001

TO THE STOCKHOLDERS OF HOLOGIC, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Hologic, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, March 6, 2001 at 10:00 a.m., local time, at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730 for the following purposes:

          1. To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected.

          2. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company.

          3. To consider and act upon a proposal to adopt the Company's 2000 Employee Stock Purchase Plan.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on January 15, 2001 are entitled to notice of and to vote at the meeting and any continuation or adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                   By order of the Board of Directors


                                   Lawrence M. Levy, Secretary

Bedford, Massachusetts
January 29, 2001

--------------------------------------------------------------------------------
                                   IMPORTANT
                                   ---------

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                        THANK YOU FOR ACTING PROMPTLY.
--------------------------------------------------------------------------------

                                 HOLOGIC, INC.

                                --------------

                                PROXY STATEMENT

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                 March 6, 2001

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of the Board of Directors of Hologic, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, March 6, 2001, at 10:00 a.m., local time (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730. This proxy statement, the accompanying proxy card and the annual report to stockholders are first being mailed to stockholders on or about January 29, 2001.

Record Date, Stock Ownership and Voting

     Only stockholders of record at the close of business on January 15, 2001, are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on January 15, 2001 there were outstanding and entitled to vote 15,486,759 shares of common stock of the Company, par value $.01 per share ("Common Stock"). Each stockholder is entitled to one vote for each share of Common Stock.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for the approval of each of the other matters to be voted upon at the Annual Meeting. A majority of the shares of Common Stock outstanding is required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors or the ratification of the auditors, but will have the effect of being cast against the proposal to adopt the 2000 Employee Stock Purchase Plan, even though the stockholder so abstaining may intend a different interpretation. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy or do not comply with the voting instructions will not be considered present at the Annual Meeting, will not be counted towards a quorum and will not be voted in the election of directors, ratification of the auditors or on the proposal to adopt the 2000 Employee Stock Purchase Plan. Shares of Common Stock held of record by brokers who return a signed and dated proxy or comply with the voting instructions but who fail to vote on the election of directors or the proposal to adopt the 2000 Employee Stock Purchase Plan will count toward the quorum but will have no effect on those proposals not voted.

Revocability of Proxies

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 35 Crosby Drive, Bedford, Massachusetts 01730, written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person.

Solicitation

     All costs of this solicitation of proxies will be borne by the Company. The Company has retained American Stock Transfer & Trust Company to aid in the solicitation of proxies from stockholders, banks and other institutional nominees. The fees and expenses of such firm are not expected to exceed $10,000. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitations by directors, officers, or employees of the Company. No additional compensation will be paid for any such services.

Deadline for Receipt of Stockholder Proposals; Discretionary Authority of
Proxies

     Stockholder proposals for inclusion in the Company's proxy materials for the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than October 1, 2001. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

     Stockholders who wish to make a proposal at the Company's 2002 Annual Meeting - other than one that will be included in the Company's proxy materials-should notify the Company no later than December 15, 2001. If a stockholder who wishes to present a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     A board of seven (7) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board of Directors' nominees named below. All nominees are currently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as director. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     Set forth below is certain biographical information regarding the nominees, including information furnished by them as to their principal occupation for the last five (5) years, certain other directorships held by them and their ages as of January 15, 2001.

                                                                                      Director
         Name                  Age                    Position                          Since
         ----                  ---                    --------                          -----
S. David Ellenbogen            62            Chairman of the Board and
                                                   Chief Executive Officer               1985
Steve L. Nakashige             51            President and Chief Operating
                                                   Officer and Director                  1998
Jay A. Stein                   58            Executive Vice President, Chief
                                                   Technical Officer and Director        1985
Irwin Jacobs                   63            Director                                    1990
William A. Peck                67            Director                                    1990
Gerald Segel                   79            Director                                    1990
Elaine Ullian                  53            Director                                    1996

     Mr. Ellenbogen, a co-founder of the Company, has served as its Chief Executive Officer and a director since its organization in October 1985, as its Chairman of the Board of Directors since May 1994, as its President from October 1985 until May 1994 and as its Treasurer from October 1985 until February 1992. Prior to co-founding the Company, Mr. Ellenbogen served as President, Treasurer and a director of Diagnostic Technology, Inc. ("DTI"), which he co-founded with Dr. Stein in 1981. DTI, which developed an x-ray product for digital angiography, was acquired in 1982 by Advanced Technology Laboratories, Inc. ("ATL"), a wholly-owned subsidiary of Squibb Corporation. Mr. Ellenbogen was involved in the management of the digital angiography group of ATL from 1982 to 1985. From July 1989 to January 2000, Mr. Ellenbogen was also the President, and a director of Vivid Technologies, Inc. ("Vivid") and typically devoted approximately sixteen hours per week to Vivid pursuant to a management agreement between the Company and Vivid. On January 13, 2000, PerkinElmer, Inc. completed the purchase of Vivid and Mr. Ellenbogen relinquished all positions and duties with Vivid. See "Certain Transactions".

     Mr. Nakashige has served as President and Chief Operating Officer of the Company since May 1994. From 1988 to 1994, Mr. Nakashige was with General Electric Medical Systems where he held the position of Senior Manager, Ultrasound Business from 1990 to 1994 and Manager, Ultrasound Marketing Operations from 1988 to 1990. From 1986 to 1988, Mr. Nakashige was Vice President of Operations of Biosound Inc., a medical equipment manufacturer.

     Dr. Stein, a co-founder of the Company, has served as its Executive or Senior Vice President, Chief Technical Officer and a director since its organization. Dr. Stein co-founded DTI with Mr. Ellenbogen in 1981, served as Vice President and Technical Director of DTI and was Technical Director of the digital angiography group of its successor, ATL, from 1982 to 1985. Dr. Stein received a Ph.D. in Physics from The Massachusetts Institute of Technology. He is the principal author of fifteen patents involving x-ray technology. From July 1989 to January 2000, Dr. Stein was also the Senior Vice President, Technical Director and a director of Vivid and devoted approximately eight hours per week to Vivid pursuant to a management agreement between the Company and Vivid. On January 13, 2000, PerkinElmer completed the purchase of Vivid and Dr. Stein relinquished all positions and duties with Vivid. See "Certain Transactions".

     Mr. Jacobs has been a director of the Company since January 1990. Mr. Jacobs, currently retired, was the President of Dataviews, Inc., a company that manufactures and distributes software products, from January 1992 to September 1997. Since December 1990, Mr. Jacobs has also been the Chairman of the Board of Personal Protection Consultants, Inc., a company which provides specialized training to hospitals and law enforcement agencies. From May 1990 to December 1990, Mr. Jacobs was a Vice President of Ask Computers, Inc., a computer system developer. From 1987 to May 1990, Mr. Jacobs was the President and Chairman of the Board of Directors of Perception Technology Corp., a manufacturer of voice response systems.

     Dr. Peck has been a director of the Company since January 1990. In 1989, Dr. Peck became the Vice Chancellor for Medical Affairs at Washington University (Executive Vice Chancellor since 1993) and Dean of the Washington University School of Medicine in St. Louis, Missouri. From 1976 until his appointment as Vice Chancellor, Dr. Peck was a Professor of Medicine and the Co-Chairman of the Department of Medicine at Washington University, and the Physician-in-Chief at the Jewish Hospital of St. Louis. Dr. Peck is a member of the Board of Trustees of the National Osteoporosis Foundation and served as its President from 1985 to 1990. Dr. Peck also serves as a director of Allied Healthcare Products, Inc., Angelica Corporation, Reinsurance Group of America, Inc. and TIAA-CREF Trust Company.

     Mr. Segel has been a director of the Company since March 1990. Mr. Segel, currently retired, was Chairman of the Board of Tucker Anthony Incorporated from January 1987 to May 1990. From 1983 through January 1987 he served as President of Tucker Anthony Incorporated. Mr. Segel also serves as a director of Boston Communications Group, Inc. and served as a director of Vivid until January 2000.

     Ms. Ullian has been a director of the Company since February 1996. In 1996, Ms. Ullian was appointed President and Chief Executive Officer of Boston Medical Center, the successor of Boston University Medical Center Hospital. In April 1994, Ms. Ullian was appointed President and Chief Executive Officer of Boston University Medical Center Hospital. From January 1987 to March 1994, Ms. Ullian held the position of President and Chief Executive Officer of Faulkner Corporation/Faulkner Hospital. From 1984 to 1987, she was Vice President for Clinical Operations at New England Medical Center. Ms. Ullian also serves as a director of Vertex Pharmaceuticals.

Board of Directors' Meetings and Committees

     The Board of Directors met four times for regular meetings and held nine special meetings during the year ended September 30, 2000. Each director, except for Ms. Ullian who attended seven of the eleven meetings of the Board or Committee on which she served, attended at least 75% of the meetings of the Board of Directors and each of its Committees on which they served.

     Standing committees of the Board include an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing a similar function.

     Messrs. Ellenbogen, Jacobs and Segel and Dr. Stein are currently the members of the Executive Committee. The Executive Committee did not meet formally during fiscal 2000. The Executive Committee has all the powers and authority of the Board of Directors, except those powers that may not lawfully be delegated by the Board of Directors and except those specific powers delegated by the Board of Directors to any other committee appointed by it.

     Messrs. Jacobs and Segel and Dr. Peck, are currently the members of the Audit Committee. Messrs. Jacobs and Segel and Dr. Peck are "independent" as such term is defined under the listing standards of the Nasdaq National Market. The Audit Committee operates pursuant to a written charter (the "Audit Committee Charter") which was approved and adopted by the Board of Directors and is attached to this Proxy Statement as Appendix A. Under the provisions of the Audit Committee Charter, the Audit Committee is responsible for, among other things: recommending to the Board of Directors the nomination of the Company's independent auditor; reviewing and monitoring the Company's financial reporting process and internal control systems; reviewing the Company's annual financial statements, the scope of the audit and the role and performance of the independent auditor; reviewing the independence of the independent auditors; providing an open avenue for communication between the independent auditor, management and the Board of Directors; and reviewing its charter annually. The Audit Committee held two meetings during fiscal 2000. See "Audit Committee Report" below.

     Messrs. Jacobs and Segel, Dr. Peck and Ms. Ullian are currently the members of the Company's Compensation Committee. During fiscal 2000, the Compensation Committee met twice. The Compensation Committee determines the compensation to be paid to key officers of the Company and administers the Company's stock incentive plans, Executive and Key Employee Bonus Program, Trex Acquisition Bonus Plan, Performance-Bonus Plan, 1995 Employee Stock Purchase Plan, and 401(k) Plan.

                            AUDIT COMMITTEE REPORT

     In connection with the issuance of the Company's Annual Report on Form 10-K, the Audit Committee:

     1. Reviewed and discussed the Company's audited financial statements for the fiscal year ended September 30, 2000 with the management personnel.

     2. Met with Arthur Andersen LLP, the Company's independent auditors, to review the audited financial statements and to discuss with the auditors all matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards (SAS) No. 61, as amended.

     3. Requested and obtained from, and discussed with, the independent auditors a letter required by Independent Standards Board (ISB) No. 1, as amended, that the auditors were in all respects independent.

     As a result of the above-referenced review and discussions with the Company's management and independent auditors, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year 2000 be accepted and included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

                                  THE AUDIT COMMITTEE:

                                  Gerald Segel, Chairman
                                  Irwin Jacobs
                                  William A. Peck

Compensation of Directors

     In fiscal 2000, each non-employee director received (i) an annual retainer of $12,000, payable $3,000 per quarter, (ii) a director's meeting fee of $1,500 for each meeting of the Board of Directors at which the director was physically present and $600 for each meeting at which the director participated by telephone and (iii) a committee meeting fee for each meeting of a committee of the Board of Directors at which the director was physically present, in the amount of $1,200 if the meeting was held on a day other than the day of the meeting of the Board of Directors and $600 if held on the same day as the meeting of the Board of Directors, but no fee if the committee meeting was held at the same time or immediately in conjunction with the meeting of the Board of Directors.

     Non-employee directors were also eligible to receive stock options pursuant to the Company's Amended and Restated 1990 Non-Employee Director Stock Option Plan (the "Director's Plan"). There are no remaining shares available for issuance under this plan, however, there are options to purchase 152,000 shares that were previously granted and are still outstanding. Accordingly, the terms of the Director's Plan are still in effect. The Director's Plan provided that each eligible director would receive an option to purchase 10,000 shares of Common Stock at the time the director was first elected to the Board of Directors. These options became exercisable in increments of 2,000 shares over a five-year period for each year that the director remained affiliated with the Company. Each director who has served as a director for a full fiscal year was granted an option to purchase an additional 8,000 shares of Common Stock on December 15 of each year, provided he or she continued to be an eligible director, until the director received options to purchase an aggregate of 44,000 additional shares. These additional options became exercisable in full six months after the date of grant. The exercise price for all options granted under the Director's Plan was the fair market value of the Common Stock at the time the option was granted. The exercise price may be paid in cash, with Common Stock (valued at fair market value on the date of purchase), or by a combination of cash and Common Stock.

     Beginning in 1999, non-employee directors are eligible to receive stock options pursuant to the Company's 1999 Equity Incentive Plan (the "1999 Plan"). The 1999 Plan provides that, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company shall automatically be granted a nonqualified option to acquire 25,000 shares of Common Stock as of the date he or she is first elected to the Board or, with respect to such directors serving on the Board, as of the effective date of the 1999 Plan. In each case, the option price will be the fair market value of the Common Stock on the date of grant and the expiration date will be the tenth anniversary thereof. Each such nonqualified option will become exercisable in 20% installments beginning on January 1 of the first year after the grant date, and on January 1 of each year thereafter, until such option is fully exercisable on January 1 of the fifth year following the grant date.

     Furthermore, unless otherwise determined by the Board of Directors, each director of the Company who is not an employee of the Company and who has served as a director for six months shall automatically be granted a nonqualified option to acquire 3,000 shares of Common Stock as of January 1 of each year, beginning with January 1, 2000. The option price will be the fair market value of the Common Stock on such date and the expiration date will be the tenth anniversary thereof. These options are exercisable on and after the date that is six months after the date of grant. On January 1, 2000, options to purchase 3,000 shares of Common Stock, at an exercise price of $5.75 per share, were granted to each of Messrs. Jacobs and Segel and Dr. Peck and Ms. Ullian under the 1999 Plan.

     The Board of Directors is authorized to increase annually the number of shares of Common Stock available for issuance under the 1999 Plan, subject to certain limitations. On September 30, 2000, the Board of Directors increased the of shares available under the 1999 Plan by a total of 380,000 shares.

                                  PROPOSAL 2

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors recommends that the stockholders ratify the selection of Arthur Andersen LLP as independent public accountants to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 29, 2001. Arthur Andersen LLP has audited the Company's financial statements annually since 1986, and the Board of Directors believes it is desirable and in the best interests of the Company to continue employment of that firm. The affirmative vote of a majority of the Company's Common Stock present in person or represented by proxy is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants. Action by stockholders is not required by law in the appointment of independent public accountants, but their appointment is submitted to the stockholders by the Board of Directors in order to give the stockholders a voice in the designation of accountants. If the appointment is not ratified by the stockholders, the Board of Directors will reconsider its choice of Arthur Andersen LLP as the Company's independent public accountants.

     A representative of Arthur Andersen LLP will be present at the meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                                  PROPOSAL 3

       PROPOSAL TO ADOPT THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN

     In December 2000, the Board of Directors adopted, subject to stockholder approval, the Hologic, Inc. 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan").

Summary of the Stock Purchase Plan

     The following summary description of the Stock Purchase Plan is qualified in its entirety by reference to the text of the Stock Purchase Plan which is attached hereto as Appendix B.

     The Stock Purchase Plan is intended to provide employees of the Company with additional incentives by permitting them to acquire Common Stock at a slightly reduced price through payroll withholding.

     The Stock Purchase Plan provides that all employees of the Company (including officers and directors) who work more than twenty hours per week and more than five months in any calendar year and who have completed three consecutive months, or two years, whether or not consecutive, of employment on or before the first day of the applicable offering, are eligible to participate. However, no employee who holds five percent (5%) or more of the Company's Common Stock is eligible to participate. Further, no employee may be granted an option which permits the employee's right to purchase Common Stock under the Stock Purchase Plan to accrue at a rate which exceeds $25,000 of fair market value of such stock per year. Approximately 850 employees are currently eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan will be administered by the Compensation Committee.

     Eligible employees of the Company who elect to participate in the Stock Purchase Plan give notice to the Company and instruct the Company to withhold a specified dollar amount from the employee's salary during the following six-month period (the periods run from January 1 to June 30 and from July 1 to December 31 and each is referred to as an "Offering Period"). On the last business day of that Offering Period, the amount withheld is used to purchase Common Stock at a price equal to 85% of the fair market value of the Common Stock on the first day of the Offering Period or on the last day of the Offering Period, whichever is less (the "Option Exercise Price"). (For this purpose, fair market value is the average of the high and low sales prices as reported on the Nasdaq Stock Market's National Market. If no shares are traded on those days, the average of the fair market values on the immediately preceding and succeeding business days on which shares are traded is used instead.) The Company technically grants an option to each participant, on the first day of the Offering Period, to purchase, on the last day of the Offering Period, at the Option Exercise Price, that number of shares of Common Stock that his or her accumulated payroll deductions on the last day of the Offering Period will pay for at such price. The option is automatically deemed to be exercised if the employee is still a participant on the last day of the Offering Period. Participation ends automatically upon termination of employment with the Company.

     A participating employee may authorize a payroll deduction of any even dollar amount, equal to not more than ten percent (10%) of his or her base pay (including commissions, if applicable), but not less than $5.00 per payroll period. Deductions from any employee's compensation may not be increased or decreased during an Offering Period. Under the Stock Purchase Plan, the number of shares purchased at the end of any Offering Period may not be more than 3,000 shares.

     An employee may withdraw from the Stock Purchase Plan, and withdraw all of the payroll deductions credited to his or her account under the Stock Purchase Plan, at any time prior to the last business day of any Offering Period. Upon such a withdrawal, the Company will refund without interest the entire remaining balance of the employee's deductions.

     The maximum number of shares of Common Stock which may be purchased by employees under the Stock Purchase Plan will be 300,000, subject to adjustments for stock splits, stock dividends and similar transactions. Such shares may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. Of the 300,000 shares of Common Stock authorized under the Stock Purchase Plan, options to purchase 23,466 shares of Common Stock were granted, subject to stockholder approval of this Proposal No. 3. In connection with the exercise of such options granted under the Stock Purchase Plan, the Company issued 23,466 shares of Common Stock under the Company's 1997 Employee Equity Incentive Plan (the "Equity Incentive Plan"), pending stockholder approval of this Proposal No. 3. If the stockholders approve this Proposal No. 3, there will be 276,534 shares remaining available for issuance under the Stock Purchase Plan. If the stockholders do not approve this Proposal No. 3, the 23,466 shares previously issued will be treated as follows: Such stockholders will not recognize any taxable income upon the initial grant of the option under the Stock Purchase Plan, but will recognize ordinary income upon the exercise of the option. In such event, employees would recognize ordinary income for the taxable year of exercise in an amount equal to the excess of the fair market value of the stock on the date of exercise over the Option Exercise Price, and the Company would have deductible compensation expense at the same time and in the same amount. An employee would have a tax basis in any stock acquired pursuant to the exercise of the option under the unapproved Stock Purchase Plan equal to the Option Exercise Price plus the amount of ordinary income recognized on exercise. Upon the ultimate sale of such stock, an employee would recognize gain (or loss) equal to the amount by which the sale proceeds exceed (or are exceeded by) the employee's tax basis in the stock. Any such gain or loss may be long-term capital gain or loss if the stock were held for longer than twelve months.

     The Stock Purchase Plan may be amended by the Board of Directors from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would materially increase the number of shares of Common Stock which may be issued under the Stock Purchase Plan, materially increase the benefits accruing to participants in the Stock Purchase Plan or materially modify the requirements as to eligibility for participation in the Stock Purchase Plan.

     The Stock Purchase Plan provides that it shall terminate when all of the shares of Common Stock reserved for the purposes of the Stock Purchase Plan have been purchased. Upon such termination or any other termination of the Stock Purchase Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. As noted above, each participating employee is granted an option on the first day of the Offering Period, which is automatically exercised if the employee is still a participant on the last day of the Offering Period. An employee will not recognize income on the grant or exercise of an option under the Stock Purchase Plan. In addition, the Company will not have a deductible compensation expense as a result of such grant or exercise, unless there is a premature disposition, as described in the next paragraph. If the employee does not dispose of the shares of Common Stock for at least two years from the grant of an option under the Stock Purchase Plan and for at least one year after exercising the option, or in the event of his or her death, the employee will realize ordinary income upon disposition (including by sale, gift or death) in an amount equal to the lesser of: (i) the excess of the fair market value of the Common Stock at the time of disposition over the Option Exercise Price, or (ii) the excess of the fair market value of the Common Stock on the first day of the Offering Period over the Option Exercise Price. The sum of this amount plus the Option Exercise Price paid will be the employee's tax basis in the Common Stock. An employee will recognize long-term capital gain (or loss) to the extent the sale proceeds exceed (or are exceeded by) the tax basis. If the sale price is less than the price paid, the employee will not recognize any ordinary income, and any loss that he suffers on the sale will be a capital loss.

     If shares purchased under the Stock Purchase Plan are sold by an employee within two years after the option is granted or within one year after the option is exercised, then the employee will realize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the Option Exercise Price, or, if less, the excess of the sale proceeds realized on disposition of the shares over the Option Exercise Price. Any remaining gain will be treated as capital gain, which may be long or short term, depending on the time that the shares are held. If an employee does recognize ordinary income as a result of a premature disposition, a compensation deduction is allowed to the Company in an equal amount.

     The foregoing summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the Stock Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state, or foreign country in which the participant may reside.

Plan Benefits

     On December 29, 2000, the Company issued 23,466 shares of Common Stock to satisfy option exercises under the Stock Purchase Plan by the individuals and groups listed below. The following table sets forth certain information with respect to the benefits that the individuals and groups listed below will receive under the Stock Purchase Plan, subject to stockholder approval of this Proposal No. 3.

                       2000 Employee Stock Purchase Plan

Name and Position                                         Dollar Value($)(1)               Number of Shares
S. David Ellenbogen,                                      $0                               0
   Chairman and CEO

Steve Nakashige,                                          $0                               0
   President and Chief Operating Officer and
   Director

Jay A. Stein,                                             $0                               0
   Executive Vice President and Chief
   Technical Officer and Director

Glenn P. Muir,                                            $0                               0
   Executive Vice President, Finance and
Administration

Mark A. Duerst,                                           $0                               0
   Sr. Vice President and General Manager of
   International Sales

All current executive officers as a group
   (7 persons)                                            $0                               0

All current directors who are not executive               $0                               0
   officers as a group

All employees, including all current officers             $29,333                          23,466
   who are not executive officers, as a group

____________
(1) Based upon the difference between the fair market value of the underlying shares on January 15, 2001 as quoted on the Nasdaq Stock Market's National Market and the Option Exercise Price.

     Participation in the Stock Purchase Plan is voluntary and is dependent on each employee's election to participate and his or her respective determination as to the level of payroll deductions. Accordingly, future purchases under the Stock Purchase Plan are not determinable.

     The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting is required for adoption of Proposal No. 3.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 3.

                               OTHER INFORMATION

     SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of January 15, 2001 with respect to the beneficial ownership of the Company's Common Stock of each director, each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals.

                                                                             Beneficial Ownership (1)
                                                                             ------------------------
             Name of                                                      Number          Percent of
         Beneficial Owner                                               of Shares       Common Shares
         ----------------                                               ---------       -------------
5% Beneficial Owners:
Dimensional Fund Advisors, Inc.                                        1,266,727                8.2%
   1299 Ocean Avenue
   Santa Monica, CA 90401
Kahn Brothers & Company, Inc.                                          1,111,910                7.2%
   555 Madison Avenue
   New York, NY 10022
Invista Capital Management, LLP                                          871,969                5.6%
   699 Walnut Street
   Des Moines, IA 50309

Officers and Directors:

S. David Ellenbogen (2)                                                  580,498                3.7%
Jay A. Stein (3)                                                         409,725                2.6%
Steve L. Nakashige (4)                                                   179,846                1.2%
Glenn P. Muir (4)                                                        124,534                *
Mark A. Duerst (4)                                                        66,580                *
Irwin Jacobs (4)                                                          57,000                *
William A. Peck (4)                                                       43,000                *
Gerald Segel (4)                                                          60,000                *
Elaine Ullian (4)                                                         47,900                *
All directors and executive officers as a group
(11 persons) (4)                                                       1,607,477               10.4%

---------------------
*    Less than one percent.

(1) Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.

(2) Includes (i) 69,710 shares held by, or in trust for, Mr. Ellenbogen's children and grandchildren and (ii) 7,150 shares held by Mr. Ellenbogen as trustee, all of which shares Mr. Ellenbogen disclaims beneficial ownership. Also includes options to purchase 142,412 shares of Common Stock which are exercisable within 60 days after January 15, 2001.

(3) Includes (i) 7,230 shares held by, or in trust, for Dr. Stein's children and (ii) 23,170 shares held by Dr. Stein as trustee or custodian, all of which shares Dr. Stein disclaims beneficial ownership. Also includes options to purchase 128,412 shares of Common Stock which are exercisable within 60 days after January 15, 2001.

(4) Includes the following shares subject to options which are exercisable within 60 days after January 15, 2001: Mr. Nakashige - 167,748; Mr. Muir - 106,748; Mr. Duerst - 66,580; Mr. Jacobs - 57,000; Dr. Peck - 43,000; Mr. Segel
- 57,000; Ms. Ullian - 47,000; and all directors and executive officers as a group - 873,815.

                              EXECUTIVE OFFICERS

     The names of the executive officers of the Company who are not directors of the Company, and certain biographical information furnished by them, are set forth below:

         Name            Age                   Title
         ----            ---                   -----
John W. Cumming           55           Senior Vice President and
                                         President of Lorad
Mark A. Duerst            44           Senior Vice President and
                                         General Manager of International Sales
Glenn P. Muir             41           Executive Vice President of Finance and
                                         Administration and Treasurer
Thomas J. Umbel           46           Senior Vice President of North
                                         American Sales

     Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company.

     Mr. Cumming joined the Company in August 2000 as Senior Vice President and President of Lorad, a Hologic company. Prior to joining the Company, Mr. Cumming served as Managing Director of HealthCare Markets Group, a strategic advisory and investment banking firm he founded in 1984. Prior to forming HealthCare Markets Group, Mr. Cumming was Vice President/Division Manager for Elscint, Inc., a full line manufacturer of diagnostic imaging equipment. He became a member of Elscint's management team through the acquisition of Xonics Medical Systems in 1983, where he served as Director of Sales & Marketing. Mr. Cumming joined Xonics through the acquisition of Radiographic Development (medical imaging), where he served as Vice President, Sales & Marketing. Mr. Cumming currently serves on the Board of Directors of Vascular Genetics, a gene therapy company focusing on coronary artery disease, MRPnet, Inc., an internet application provider to the health care industry, Century Capital, an investment banking firm specializing in the biosciences field, and HealthCare Markets Group.

     Mr. Duerst was appointed to the new position of Senior Vice President and General Manager of International Sales in September 2000. Prior to that, Mr. Duerst served as Vice President of Sales since September 1994 and in other sales management positions since joining the Company in 1989. From 1988 to 1989, Mr. Duerst was an independent marketing and sales consultant and from 1983 to 1987 he was Director of Sales and Marketing of Lunar Corporation.

     Mr. Muir, a Certified Public Accountant, was appointed to the position of Executive Vice President of Finance and Administration and Treasurer in September 2000. Prior to that, Mr. Muir served as Vice President of Finance and Treasurer of the Company since February 1992 and Controller since joining the Company in October 1988. From 1986 to 1988, Mr. Muir was Vice President of Finance and Administration and Chief Financial Officer of Metallon Engineered Materials Corp., a manufacturer of composite materials. Mr. Muir received an MBA from the Harvard Graduate School of Business Administration in 1986. Mr. Muir also served as a director of Vivid prior to Vivid's merger with and into PerkinElmer, Inc. in January 2000.

     Mr. Umbel was appointed to the new position of Senior Vice President of North American Sales in September 2000. Prior to that, Mr. Umbel held the position of President of Direct Radiography Corp. (DRC), a wholly owned subsidiary of Hologic, since the Company's acquisition of DRC in June 1999. From 1997 to 1999, Mr. Umbel was Vice President, General Manager of the Digital Radiography business for Sterling Diagnostic Imaging. Prior thereto, Mr. Umbel was with the DuPont Company for 21 years serving in a variety of sales, marketing, engineering and manufacturing roles in DuPont's medical and electronics businesses.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the compensation during the last three fiscal years of the Company's Chief Executive Officer and the four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 for services in all capacities to the Company during the last fiscal year (the "named executive officers").

                                                                                Long-Term Compensation
                                                                       ---------------------------------------
Name and                    Fiscal            Annual Compensation      Restricted Stock  Securities Underlying        All Other
Principal Position          Year            Salary ($)     Bonus ($)     Awards ($)(1)        Options  (#)       Compensation ($)(2)
-----------------------     -----           ------------------------     -------------   ----------------------  -------------------
S. David Ellenbogen            2000          $251,480           ---               ---             20,000               $2,625
Chairman and CEO               1999          $244,297           ---          $ 75,000             45,000               $3,500
                               1998          $216,945      $150,000          $ 75,000             20,000               $3,500

Steve L. Nakashige             2000          $206,444      $ 50,000 (3)           ---             25,000               $2,625
President and COO              1999          $200,954           ---          $ 75,000             40,000               $3,500
                               1998          $174,407      $ 75,000          $ 75,000             20,000               $3,500

Jay A. Stein                   2000          $196,476           ---               ---             10,000               $2,625
Executive Vice President       1999          $205,759           ---               ---             25,000               $3,500
Chief Technical Officer        1998          $185,248      $ 25,000               ---             10,000               $3,500

Glenn P. Muir                  2000          $199,801      $ 50,000 (3)           ---             25,000               $2,625
Executive Vice President       1999          $182,695           ---          $ 75,000             40,000               $2,775
Finance and Administration     1998          $159,949      $ 75,000          $ 75,000             20,000               $3,746

Mark A. Duerst                 2000          $217,788           ---               ---             10,000               $2,625
Sr. Vice President and GM      1999          $193,420           ---               ---             25,000               $3,500
International Sales            1998          $235,347      $ 25,000               ---             10,000               $3,500

______________
(1) Represents 2,913 restricted shares of Common Stock granted to each of Messrs. Ellenbogen, Nakashige and Muir on November 14, 1997 and 3,000 restricted shares of Common Stock granted to each such person on November 12, 1998. The amounts reported in this column represent the fair market value of restricted shares of Common Stock granted on November 14, 1997, and November 12, 1998 calculated as of the grant date. At September 30, 2000, the aggregate number of restricted shares and fair market value of such shares on that date held by the respective named executive officers was as follows: Mr. Ellenbogen - 5,913 shares with an aggregate fair market value of $43,978, Mr. Nakashige - 5,913 shares with an aggregate fair market value of $43,978 and Mr. Muir - 5,913 shares with an aggregate fair market value of $43,978. Dividends, if any, paid to holders of the Company's Common Stock would also be paid to holders of restricted shares.

(2) The amounts reported in this column consist of the Company's matching contribution under its 401(k) Profit-Sharing Plan.

(3) Represents the amount paid under the Trex Acquisition Bonus Plan in the first quarter of fiscal 2001.

Stock Option Grants in Last Fiscal Year

     The following table sets forth the stock options granted to the Company's named executive officers during the fiscal year ended September 30, 2000.

                                            Individual Grants                                Potential Realizable Value
                  -------------------------------------------------------------------------   at Assumed Annual Rates
                       Number of               % of Total                                    of Stock Price Appreciation
                      Securities            Options Granted       Exercise                      for Option Term  (3)
                  Underlying Options          to Employees          Price        Expiration   --------------------------
Name                Granted (#) (1)          in Fiscal Year     ($/share)(2)        Date        5% ($)       10% ($)
------------      -------------------       ---------------     ------------     ----------    --------      -------
S.D. Ellenbogen         20,000                     3%               $6.00          12/8/09       $75,467      $191,249

S. Nakashige            25,000                     3%               $6.00          12/8/09       $94,334      $239,061

J. Stein                10,000                     1%               $6.00          12/8/09       $37,734      $ 95,625

G. Muir                 25,000                     3%               $6.00          12/8/09       $94,334      $239,061

M. Duerst               10,000                     1%               $5.75          1/1/10        $36,161      $ 91,640

-------------
(1) Options vest at the rate of 20% per year, beginning in December 2000. The options were granted under the Company's 1995 Combination Stock Option Plan.

(2) The exercise price is equal to the fair market value of the stock on the dare of grant.

(3) The 5% and 10% assumed rates of annual compounded stock price appreciation are set forth in the rules of the SEC and do not represent the Company's estimate or projection of future Common Stock prices.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

     The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended September 30, 2000 and the fiscal year-end value of unexercised options for the Company's named executive officers.

                                                                       Number of
                                                                 Securities Underlying          Value of Unexercised
                                                                  Unexercised Options          In-the-Money Options at
                       Shares Acquired          Value           at Fiscal Year-End  (#)        Fiscal Year-End ($)(1)
Name                   on Exercise (#)       Realized ($)     Exercisable / Unexercisable     Exercisable/Unexercisable
---------             ----------------      -------------     ---------------------------     -------------------------
S. D. Ellenbogen             ---                 ---            133,996     /     54,004       $   146,563  /  $   31,250
S. Nakashige                 ---                 ---            158,332     /     51,668       $   337,500  /  $   35,938
J. Stein                     ---                 ---            123,996     /     34,004       $   146,563  /  $   16,875
G. Muir                      ---                 ---             97,332     /     53,668       $   103,625  /  $   38,438
M. Duerst                    ---                 ---             62,164     /     25,336       $    60,500  /  $   16,875

-------------------
(1) Based upon the $ 7.438 closing market price of the Company's Common Stock as reported on the Nasdaq Stock Market's National Market on September 30, 2000 minus the respective option exercise price.

Executive Bonus Program

         The Compensation Committee of the Board of Directors approved an Executive and Key Employee Bonus Program for fiscal 2000 under which executive officers, senior management and key contributors selected by the Compensation Committee were eligible for cash bonuses, awarded at the discretion of the Compensation Committee, to be paid in the first quarter of fiscal 2001. This program is designed to attract and retain key talent and is directly related to the success of the Company and to an overall increase in shareholder value. Under this program, executive officers are measured against a combination of strategic, divisional and individual goals to qualify for a bonus. Considerations include an evaluation of overall and divisional revenues and profitability, new product development and introductions, and improved shareholder value. In the first quarter of fiscal 2001, bonuses of $502,000 were paid to key employees and senior managers under the Executive and Key Employee Bonus Program approved for fiscal 2000. Based on an evaluation of the Company's overall profitability and change in shareholder value during fiscal 2000, the Compensation Committee did not award bonuses to the Company's executive officers under the Executive and Key Employee Bonus Program approved for fiscal 2000.

Trex Acquisition Bonus Plan

         In September 2000, the Board of Directors approved a Trex Acquisition Bonus Plan under which executive officers and senior management selected by the Compensation Committee are eligible for cash bonuses, to be awarded at the discretion of the Compensation Committee. This plan is designed to reward management for their efforts in completing the successful acquisition of the U.S. business assets of Trex Medical. In the first quarter of fiscal 2001, bonuses of $155,000 were paid to executive officers and senior managers under this Plan.

Severance Agreements

         Severance agreements are in effect between the Company and each of the named executive officers. The agreements are intended to encourage the executives to continue to carry on their duties in the event of a change of control of the Company. Under the terms of these agreements, if termination of an executive's employment occurs within the three-year period following a change of control of the Company and such termination is by the Company (or its successor) other than for cause or disability or by the executive for good reason (each as defined in the agreement), each executive will be entitled to receive, among other things, in a lump sum in cash: (i) the executive's accrued salary; (ii) a pro rata portion of such executive's highest annual bonus; (iii) if the executive has remained employed for one year following the change of control, a special bonus equal to the sum of the executive's annual salary and highest annual bonus; and (iv) a severance amount equal to $1.00 less than the executive's base amount (as defined in the tax code), multiplied by three. In addition, all unvested stock options or stock appreciation rights held by the executive shall be immediately exercisable for a one year period following the executive's termination date. The severance agreements confer no benefits prior to a change of control. In the event that any payments received by the executives in connection with a change of control are subject to the excise tax imposed upon certain change of control payments under federal tax laws or would be nondeductible to the Company under such laws, the agreements provide for a reduction in the amount to be paid to the executive to an amount which is one dollar less than the maximum that can be paid without subjecting the payments to such excise tax or resulting in such payments being nondeductible to the Company.

Compensation Committee Interlocks and Insider Participation

         Decisions regarding executive compensation are made by the Company's Compensation Committee of the Board of Directors, which is composed of Irwin Jacobs, William A. Peck, Gerald Segel and Elaine Ullian. The Compensation Committee also administers the Company's stock incentive plans, Executive and Key Employee Bonus Program, Trex Acquisition Bonus Plan, Performance - Bonus Plan, and 401(k) Plan. None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. Glenn P. Muir, the Executive Vice President of Finance and Administration and Treasurer of the Company, served on the Board of Directors and the Compensation Committee of Vivid during fiscal 2000. S. David Ellenbogen, the Chairman of the Board and Chief Executive Officer of the Company, and Jay A. Stein, the Executive Vice President, Chief Technical Officer and a director of the Company, were executive officers of Vivid until January 13, 2000, when Vivid was purchased by PerkinElmer, Inc. See "Certain Transactions".

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors, consisting entirely of independent non-management directors, approves all policies under which compensation is paid or awarded to the Company's executive officers. The Committee is comprised of Messrs. Jacobs, Peck and Segel and Ms. Ullian.

The Company's Compensation Philosophy and Plan

         The Company's executive compensation program is designed to attract and retain superior executive talent, to provide incentives and rewards to executive officers who will contribute to the long-term success of the Company and to closely align the interests of executives with those of the Company's stockholders.

         The Committee reviews the Company's executive compensation program through the application of the subjective business judgment of each of its members and through an informal survey of executive compensation programs of peer companies. The Compensation Committee does not use a quantitative method or use a mathematical formula to set any element of compensation for a particular executive officer. The Compensation Committee uses discretion and considers all elements of an executive's compensation package when setting each portion of compensation which is based upon corporate performance and individual initiatives and performance. The principal elements of the Company's executive compensation program consist of: (i) base annual salary, (ii) executive bonus program and (iii) equity awards.

Base Annual Salaries. Base annual salaries for executive officers are initially determined by evaluating the responsibilities of the position and the experience and knowledge of the individual. Also taken into consideration is the competitiveness of the marketplace for executive talent, including a comparison of base annual salaries for comparable positions at peer companies. Individual adjustments are made at the discretion of the Compensation Committee, taking into consideration factors such as the Company's performance and the Compensation Committee's subjective perception of the individual's performance.

Executive Bonus Program. The Compensation Committee of the Board of Directors approved an Executive and Key Employee Bonus Program for fiscal 2000 under which executive officers, senior management and key contributors selected by the Compensation Committee were eligible for cash bonuses, awarded at the discretion of the Compensation Committee, to be paid in the first quarter of fiscal 2001. This program is designed to attract and retain key talent and is directly related to our success and to an overall increase in shareholder value. Under this program, executive officers are measured against a combination of strategic, divisional and individual goals to qualify for a bonus. Considerations include an evaluation of overall and divisional revenues and profitability, new product development and introductions, and improved shareholder value. Based on an evaluation of the Company's overall profitability and change in shareholder value during fiscal 2000, the Compensation Committee did not award bonuses to the Company's executive officers with respect to fiscal 2000 performance.

Equity Awards. The third component of executive officers' compensation are equity awards in the form of stock options and restricted stock grants.

         Stock options and restricted stock grants are designed to align the interests of the executive with those of the stockholders. Stock options are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. These options generally vest at the rate of 20% or 25% per year, with the first installment vesting either at the end of one or two years, respectively, from the date of employment (for options granted upon initial employment) or the date of grant and are exercisable within ten years from the date of grant. The restricted stock grants are awards of shares of Common Stock. These awards are generally subject to repurchase by the Company for a two year period from the date of grant. The size of individual option and stock grants are based upon the Committee's subjective review of the job responsibility and individual contribution to the Company's success. Previous option and stock grants are considered when awards are determined. These equity awards are designed to provide incentives for the creation of long-term value for the Company's stockholders.

Compensation of the Chief Executive Officer

         In January 1999, Mr. Ellenbogen's base salary was increased to $250,000 from $220,000, which the Committee considered at that time to be comparable to the salaries of chief executive officers of peer companies based on the Committee's informal survey of executive compensation at peer companies. In fiscal 2000, Mr. Ellenbogen's base salary remained the same and he did not receive a bonus nor did he receive any restricted stock awards. The Company's determination not to increase Mr. Ellenbogen's base salary or award him a bonus was primarily based on an evaluation of the Company's overall profitability and change in shareholder value during fiscal 2000. Mr. Ellenbogen did, however, receive options to purchase 20,000 shares at $6.00 per share, the fair market value of the Company's Common Stock on the date of grant, pursuant to the Company's 1995 Combination Stock Option Plan. In fiscal 2000, Mr. Ellenbogen was instrumental in, among other things, the Company beginning to diversify its product line with the acquisition of the U.S. business assets of Trex Medical.

Conclusion

         Through these programs, a significant portion of the Company's executive compensation is linked directly to individual and Company performance in pursuance of strategic goals as well as stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to Company performance and stockholder return, recognizing however, that fluctuations in the operating results of the business may result over time.

                  THE COMPENSATION COMMITTEE:

                  Irwin Jacobs
                  William A. Peck
                  Gerald Segel
                  Elaine Ullian

                               PERFORMANCE GRAPH

         The following Performance Graph compares the yearly percentage change in the Company's cumulative total shareholder return on the Company's Common Stock for the period from September 30, 1995 through September 30, 2000, based upon the market price of the Company's Common Stock, with the cumulative total return on the Standard and Poor's 500 Stock Index (the "S&P 500") and the Standard and Poor's Medical Products and Supplies Index (the "S&P Medical Products") for that period. The Performance Graph assumes the investment of $100 on September 30, 1995 in the Company's Common Stock, the S&P 500 and the S&P Medical Products, and the reinvestment of any and all dividends.



                       [PERFORMANCE GRAPH INSERTED HERE]







                            Cumulative Total Return

------------------------------------------------------------------------------------------------------------------------
                             September       September        September       September        September       September
                               1995            1996             1997             1998             1999            2000
------------------------------------------------------------------------------------------------------------------------
   Hologic, Inc.               $100            $237             $223             $112             $ 36            $ 65
   S&P 500                     $100            $120             $169             $184             $236            $267
   S&P Healthcare
   (Medical Products
   & Supplies)                 $100            $120             $149             $179             $201            $281

------------------------------------------------------------------------------------------------------------------------

                             CERTAIN TRANSACTIONS

         For the fiscal year ended September 30, 2000, the following transactions occurred which involved more than $60,000 with any director, executive officer, five percent (5%) beneficial owner of the Company's common stock or any member of the immediate family of any of the foregoing persons.

Vivid Technologies, Inc.

         In June 1989, the Company granted an exclusive perpetual license to use certain patent rights and technology to Vivid Technologies, Inc. for the development, manufacture and sale of X-ray screening security systems for explosives, drugs, currency and other contraband (subject to termination by either party for certain defaults). In September 1996, this license was amended to grant Vivid a nonexclusive license to use these patents and technology for the development, manufacture and sale of X-ray-based products capable of being used for process control applications in the food and beverage industries. During the first quarter of fiscal 2000, Mr. Ellenbogen and Dr. Stein were directors of Vivid and held similar offices in Vivid as they do with the Company. Mr. Ellenbogen and Dr. Stein collectively beneficially owned approximately 12% of the outstanding voting stock of Vivid prior to PerkinElmer's acquisition of Vivid on January 13, 2000.

         Under the license agreement, Vivid was required to pay the Company royalties of 5% of the first $50 million of net sales of screening security systems using the Company's technology, and 3% of net sales in excess of $50 million, up to a maximum of $200 million of net sales of these products. Vivid was also required to pay royalties of 3% up to a maximum of $200 million of net sales of products covered by the nonexclusive license for food and beverage process control. The maximum aggregate royalties payable to the Company by Vivid was $7 million under this exclusive arrangement, and $6 million under the nonexclusive arrangement.

         In January 2000 the license and technology agreement with Vivid was terminated in connection with the completion of the merger of Vivid with PerkinElmer, Inc. Upon the effective date of the merger, Vivid paid the Company $2 million as a fully paid up, exclusive license to utilize the Company's technology for X-ray security systems.

         Under a management agreement, the Company provided Vivid with the part-time management services of Mr. Ellenbogen and Dr. Stein during the first quarter of fiscal 2000. Under this arrangement, Vivid was required to pay the Company its proportionate share of the salary of the Company's employees rendering services to Vivid. During fiscal 2000, the payments made under this arrangement were Vivid's proportionate share of Mr. Ellenbogen's and Dr. Stein's compensation. Under this arrangement, no compensation was paid by Vivid to any of the Company's employees. For the fiscal year ended September 30, 2000, Vivid was charged approximately $128,000 by the Company for services rendered under the agreement. The Company estimates that Mr. Ellenbogen and Dr. Stein had typically devoted approximately sixteen and eight hours per week, respectively, on matters involving Vivid.

Indebtedness

         On January 2, 2001, the Company loaned John Cumming, Senior Vice President and President of Lorad, a Hologic company, the principal sum of $300,000 pursuant to a promissory note (the "Note") to assist Mr. Cumming in the purchase of a local primary residence in connection with his relocation to Connecticut. The Note bears interest at the rate of 7.0% per year. The principal and interest of the Note become payable each quarter commencing on January 10, 2002 until paid in full no later than January 10, 2005. In the event of a change of control of the Company, the balance of the Note will be forgiven. In the event Mr. Cumming is terminated from the Company, either voluntarily or for cause,

Mr. Cumming has agreed to repay the balance of the Note. As of the date of this proxy statement, $300,000 of principal on the loan is outstanding.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended September 30, 2000. To the best of the Company's knowledge, all of these filing requirements have been satisfied. In making this statement, the Company has relied solely on written representations of its directors and executive officers and any ten percent stockholders and copies of the reports that they filed with the SEC.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Incorporation by Reference

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Report of the Compensation Committee on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                    FINANCIAL MATTERS AND FORM 10-K REPORT

     The Company's annual report for the fiscal year ended September 30, 2000, is being mailed with this proxy statement to stockholders entitled to notice of the meeting. The consolidated financial statements, unaudited selected quarterly data and management's discussion and analysis of financial condition and results of operations included in the annual report are incorporated by reference herein.

     THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO INVESTOR RELATIONS, HOLOGIC, INC., 35 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730.

                                VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                        By order of the Board of Directors


                                        Lawrence M. Levy, Secretary

Bedford, Massachusetts
January 29, 2001

                                                                      APPENDIX A

                                 HOLOGIC, INC.

                            AUDIT COMMITTEE CHARTER

     I.   PURPOSE
          -------

     The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit, accounting and financial reporting processes.

     II.  COMPOSITION
          -----------

     The Audit Committee will consist of at least three members of the Board of Directors who will be appointed annually. The Board of Directors will select one of its members to be Chairman. The members of the Committee are not employees of the Company and, in the opinion of the Board of Directors, are free of any relationship that would interfere with the exercise of independent judgment as a member of the Audit Committee.

     All members of the Committee shall be financially literate, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

     III. MEETINGS
          --------

     The Audit Committee will meet at least two times per year, once at the beginning and once at the end of the normal annual audit by the independent accountants, or more frequently as circumstances require.

     The Committee will act upon a predetermined agenda at its meetings and the Secretary of the Committee will be responsible for preparing the resultant minutes of meetings. The Secretary of the Audit Committee will be the Company's Chief Financial Officer or such other corporate officer appointed by the Chairman.

     IV.  PRINCIPAL FUNCTIONS
          -------------------

     1. Provide an open avenue of communication between the independent auditor, Management, and the Board of Directors.

     2. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

     3. The outside auditor is ultimately accountable to the board of directors and the audit committee, as representatives of shareholders, and that these shareholder representatives have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor.

     4. Consider, in consultation with the independent accountants, the audit scope and role of the independent accountants.

     5. Discuss with management, the Company's independent public accountants, and the Chief Financial Officer, the status and adequacy of management information systems and other information technology, including the significant risks related thereto and major controls over such activities.

     6. Confirm and assure the independence of the Chief Financial Officer and the independent accountants, including a review of management consulting services and related fees provided by the independent accountants.

     7. The audit committee is responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, and that the audit committee is also responsible for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services which may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to ensure the independence of the outside auditor.

     8. Review with management, the Company's policies and controls, including reporting controls over derivative transactions, including foreign currency exposures and hedging activities.

     9. Consider and review with the independent accountants and the Chief Financial Officer:
          a)   The adequacy of the Company's internal controls including
               computerized information system controls and security.
          b)   Any related significant findings and recommendations of the independent accountants together with management's responses thereto.

     10. Inquire of management, the Chief Financial Officer, and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

     11. Meet with the Chief Financial Officer, the independent accountants, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

     12. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

     13. Review with management and the independent accountants at the completion of the annual examination:

          a)   The Company's annual financial statements and related footnotes.
          b) The independent accountants' audit of the financial statements and their report thereon.
          c) Any significant changes required in the independent accountants' audit plan.
          d) Any serious difficulties or disputes with management encountered during the course of the audit.
          e) The existence of significant estimates and rationale behind those estimates as well as the details on material accruals and reserves.
          f) Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards including the auditor's judgments about the quality, not just the acceptability, of the company's accounting principles as applied in its financial reporting; the discussion should include such issues as the clarity of the company's financial disclosures and degree of aggressiveness or conservatism of the company's accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosure and reviewed by the outside auditors.

     14. Review with the independent auditors, the company's CFO, and financial and accounting personal, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

     15. Prepare a letter for inclusion in the annual report which states that the audit committee has adopted a formal written charter and whether the committee has satisfied its responsibilities in compliance with the charter.

     16. Review with the Chief Financial Officer and the independent accountants the results of their review of the Company's monitoring compliance with the Company's code of conduct, including compliance with the Foreign Corrupt Practices Act.

     17. Review and update this Charter periodically, at least annually, as conditions dictate.

          The Audit Committee represents the Board of Directors discharging its responsibility of oversight of the financial reporting process and internal operating controls by carrying out the above functions. The existence and activities of the Committee, however, does not alter the traditional roles and responsibilities of the Company's management and the independent auditors with respect to the accounting and internal control functions and financial statement presentation.

     V.   AUTHORITY
          ---------

     The Audit Committee has the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The Committee may perform such other functions assigned by law, the Company's charter or bylaws, or the Board of Directors.

                                  APPENDIX B

                                 Hologic, Inc.

                       2000 EMPLOYEE STOCK PURCHASE PLAN

1.   Purpose.
     -------

     The Hologic, Inc. 2000 Employee Stock Purchase Plan (the "Plan") is intended to provide a method whereby employees of Hologic, Inc. (the "Company") and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company's $.01 par value common stock (the "Common Stock"). It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.   Eligible Employees.
     -------- ---------

     (a) All employees of the Company or any of its participating subsidiaries who have completed three consecutive months, or two years, whether or not consecutive, of employment with the Company or any of its participating subsidiaries on or before the first day of the applicable Offering Period (as defined below) shall be eligible to receive options under this Plan to purchase the Company's Common Stock. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     (b) For the purpose of this Plan, the term employee shall not include an employee whose customary employment is for not more than twenty (20) hours per week or is for not more than five (5) months in any calendar year.

3.   Stock Subject to the Plan.
     ----- ------- -- --- ----

     The stock subject to the options granted hereunder shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 300,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined hereto) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options.

4.   Offering Periods and Stock Options.
     -------- ------- --- ----- -------

     (a) Six month periods during which payroll deductions will be accumulated under the Plan ("Offering Periods") will commence on January 1 and July 1 of each year and end on the June 30 or December 31 next following the commencement date. Each Offering Period includes only regular pay days falling within it. The Offering Commencement Date is the first day of each Offering Period. The Offering Termination Date is the applicable date on which an Offering Period ends under this Section.

     (b) On each Offering Commencement Date, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the Offering Termination Date at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the Offering Termination Date (including any amount carried forward pursuant to Article 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Commencement Date, or (ii) eighty-five percent (85%) of the fair market value of the Common Stock on the Offering Termination Date, in either case rounded up to avoid fractions other than multiples of 1/8. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the Offering Termination Date that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.

     (c) For purposes of this Plan, the term "fair market value" on any date means, if the Common Stock is listed on a national securities exchange or is on the National Market List of the National Association of Securities Dealers Automated Quotation ("NASDAQ") system, the average of the high and low sales prices of the Common Stock on such date on such exchange or as reported on NASDAQ or, if the Common Stock is traded in the over-the-counter securities market, but not on the National Market List of NASDAQ, the average of the high and low bid quotations for the Common Stock on such date, each as published in the Wall Street Journal. If no shares of Common Stock are traded on the Offering
    -------------------
Commencement Date or Offering Termination Date, the fair market value will be determined by taking the average of the fair market values on the immediately preceding and the next following business days on which shares of Common Stock are traded.

     (d) For purposes of this Plan the term "business day" as used herein means a day on which there is trading on the NASDAQ or such other national securities exchange on which the Common Stock is listed.

     (e) No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

5.       Exercise of Option.
         -------- -- ------

         Each eligible employee who continues to be a participant in the Plan on the Offering Termination Date shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Article 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 3,000 shares of Common Stock on any Offering Termination Date. If a participant is not an employee on the Offering Termination Date and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Termination Date with respect to the Offering Period during which such options were issued.

6.       Authorization for Entering Plan.
         ------------- --- -------- ----

         (a) An eligible employee may enter the Plan by filling out, signing and delivering to the Treasurer of the Company an authorization ("Authorization"):

      (i)    stating the amount to be deducted regularly from his or her pay;

      (ii) authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan;

      (iii) specifying the exact name in which Common Stock purchased for him or her is to be issued in accordance with Article 11 hereof; and

      (iv) at the discretion of the employee in accordance with Article 14, designating a beneficiary who is to receive any Common Stock and/or cash in the event of his or her death.

Such Authorization must be received by the Treasurer of the Company at least ten
(10) business days before an Offering Commencement Date.

      (b) The Company will accumulate and hold for the employee's account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

      (c) Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the next Offering Commencement Date by filling out, signing and delivering to the Treasurer of the Company a new Authorization. Such new Authorization must be received by the Treasurer of the Company at least ten (10) business days before the date of such next Offering Commencement Date.

7.    Maximum Amount of Payroll Deductions.
      ------- ------ -- ------- ----------

      An employee may authorize payroll deductions in any even dollar amount up to but not more than ten percent (10%) of his or her base pay in effect at each offering commencement date; provided, however, that the minimum deduction in respect of any payroll period shall be five dollars ($5); and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, and other special payments.

8.   Unused Payroll Deductions.
     ------ ------- ----------

     Only full shares of Common Stock may be purchased. Any balance remaining in an employee's account after a purchase will be reported to the employee and will be carried forward to the next Offering Period. However, in no event will the amount of the unused payroll deductions carried forward from a payroll period exceed the Option Exercise Price per share for the immediately preceding Offering Period. If for any Offering Period the amount of unused payroll deductions should exceed the Option Exercise Price per share, the amount of the excess for any participant shall be refunded to such participant, without interest.

9.   Change in Payroll Deductions.
     ------ -- ------- ----------

     Deductions may not be increased or decreased during an Offering Period.

10.  Withdrawal from the Plan.
     ---------- ---- --- ----

     (a) An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at any time prior to the Offering Termination Date by delivering a notice to the Treasurer of the Company (a "Withdrawal Notice") in which event the Company will promptly refund without interest the entire balance of such employee's deductions not theretofore used to purchase Common Stock under the Plan.

     (b) If employee withdraws from the Plan, the employee's rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization at least ten (10) business days before the next Offering Commencement Date. Such Authorization will become effective for the Offering Period that commences on such Offering Commencement Date. Notwithstanding the foregoing, employees who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended, who withdraw from the Plan may not reenter the Plan until the next Offering Commencement Date which is at least six months following the date of such withdrawal.

11.  Issuance of Stock.
     -------- -- -----

     Certificates for Common Stock issued to participants will be delivered as soon as practicable after each Offering Period. Common Stock purchased under the Plan will be issued only in the name of the employee, or in the case of employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, if the employee's Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12.  No Transfer or Assignment of Employee's Rights.
     -- -------- -- ---------- -- ---------- ------

     An employee's rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee's death.

13.  Termination of Employee's Rights.
     ----------- -- ---------- ------

     (a) Except as set forth in the last paragraph of this Article 13, an employee's rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

     (b) If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

     (c) Upon termination of the participating employee's employment because of death, the employee's beneficiary (as defined in Article 14) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the expiration of the thirty (30) day period (or such shorter period if the next Offering Termination Date is less than 30 days after the employee's death) commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee's account under the Plan, or (ii) to exercise the employee's option for the purchase of shares of Common Stock on the next Offering Termination Date following the date of the employee's death for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee's account at the date of the employee's death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Article 5), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee's account at the date of the employee's death and the same will be paid promptly to said beneficiary, without interest.

14.  Designation of Beneficiary.
     ----------- -- -----------

     A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his or her death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate. No beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15.  Termination and Amendments to Plan.
     ----------- --- ---------- -- ----

     (a) The Plan may be terminated at any time by the Company's Board of Directors, effective on the next following Offering Termination Date. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded without interest.

     (b) The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Articles 3, 4, 24 and 25, increase the aggregate number of shares of Common Stock to be offered under the Plan, or (b) change the class of employees eligible to receive options under the Plan; provided, further, that so long as there is a requirement under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, for stockholder approval of the Plan and certain amendments thereto, any such amendment which (a) materially increases the number of shares of Common Stock which may be issued under the Plan, (b) materially increases the benefits accruing to participants in the Plan or (c) materially modifies the requirements as to eligibility for participation in the Plan, shall be subject to stockholder approval.

16.  Limitations of Sale of Stock Purchased Under the Plan.
     ----------- -- ---- -- ----- --------- ----- --- ----

     Common Stock purchased under the Plan by employees who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended, may not be sold for six (6) months after the Offering Termination Date on which such shares were purchased, unless such transaction shall be exempt from Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Thereafter, such employees may sell Common Stock purchased under the Plan at any time. Notwithstanding the foregoing, because of certain Federal tax requirements, all employees will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the Offering Commencement Date on which the related option was granted showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such Common Stock. Certificates representing shares of Common Stock purchased under the Plan will bear a legend reflecting the restrictions on transfer set forth herein.

17.  Company's Payment of Expenses Related to Plan.
     --------- ------- -- -------- ------- -- ----

     The Company will bear all costs of administering and carrying out the Plan.

18.  Participating Subsidiaries.
     ------------- ------------

     The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Committee (as defined in Article 19) to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.

19.  Administration of the Plan.
     -------------- -- --- ----

     (a) The Plan shall be administered by a committee of "disinterested" directors as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, appointed by the Board of Directors of the Company, which shall be the Company's Compensation Committee (the "Committee"). The Committee shall consist of not less than three members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

     (b) The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     (c) The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

     (d) Promptly after the end of each Offering Period, the Committee shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee's accumulated payroll deductions as of the Offering Termination Date, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating's accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.

     (e) No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

20.  Optionees Not Stockholders.
     --------- --- ------------

     Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.

21.  Application of Funds.
     ----------- -- -----

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees' payroll deductions.

22.  Governmental Regulation.
     ------------ ----------

     (a) The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

     (b) In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23.  Transferability.
     ---------------

     Neither payroll deductions credited to an employee's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.

HOLOGIC, INC.             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
35 Crosby Drive                         March 6, 2001
Bedford, MA 01730
(781) 999-7300

     The undersigned stockholder of HOLOGIC, INC., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated January 29, 2001, and hereby appoints S. David Ellenbogen and Jay A. Stein, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 35 Crosby Drive, Bedford, Massachusetts 01730, on Tuesday, March 6, 2001, at 10:00 A.M. local time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

1. The election of seven (7) directors nominated by the Board of Directors for the ensuing year:
      FOR all nominees listed below        WITHHOLD AUTHORITY
      (except as indicated)                to vote for all nominees listed below
                             _____                                         _____

  S. David Ellenbogen, Irwin Jacobs, Steve L. Nakashige, William A. Peck, Gerald Segel, Jay A. Stein, Elaine Ullian

  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

________________________________________________________________________________
     --------------------------------------------------------------------

2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants:

       FOR   _____                  AGAINST   _____              ABSTAIN   _____

3.  To adopt the Company's 2000 Employee Stock Purchase Plan:

       FOR   _____                  AGAINST   _____              ABSTAIN   _____

This proxy is solicited on behalf of the Board of Directors. This proxy will be voted as specified or, where no direction is given, will be voted FOR all nominees listed in Item 1 and FOR the proposals in Items 2 and 3.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.
Dated................................., 2001
 ............................................
 ............................................

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed.